UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: May 1, 2008

(Date of earliest event reported)

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-09225

Minnesota	41-0268370
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard

P.O. Box 64683

St. Paul, MN 55164-0683

(Address of principal executive offices, including zip code)

(651) 236-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2008, H.B. Fuller Company (the “Company”) announced that Jay T. Scripter, Vice President, North America, resigned his position as an executive officer of the Company effective April 28, 2008.

On May 1, 2008, Mr. Scripter entered into a Separation Agreement with the Company (the “Separation Agreement”). Under the Separation Agreement, Mr. Scripter will be entitled to receive a separation payment of $86,770.00 and outplacement services. In addition, Mr. Scripter will remain as an inactive employee of the Company with salary and benefits through June 17, 2008. Mr. Scripter will be obligated to comply with the confidentiality, non-competition and employee non-solicitation covenants contained in the Separation Agreement.

The foregoing summary of the terms of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Separation Agreement dated May 1, 2008 between the Company and Jay T. Scripter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H.B. FULLER COMPANY

By:	/s/ Timothy J. Keenan
Timothy J. Keenan Vice President, General Counsel and Corporate Secretary

Date: May 2, 2008

EXHIBIT INDEX

Exhibit Number	Description
10.1	Separation Agreement dated May 1, 2008 between the Company and Jay T. Scripter.